As filed with the Securities and Exchange Commission on August 4, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	68-0262011
(State of Incorporation)	(I.R.S. Employer Identification No.)

1220 Concord Avenue, Suite 600

Concord, California 94520

(925) 288-6000

(Address of principal executive offices)

Amended and Restated 2008 Equity Incentive Plan

Amended and Restated 1996 Employee Stock Purchase Plan

(Full title of the plan)

Chrystal N. Menard

Chief Legal Officer and General Counsel

Cerus Corporation

1220 Concord Avenue, Suite 600

Concord, California 94520

(925) 288-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chadwick L. Mills

Cooley LLP

101 California Street, 5th Floor

San Francisco, California 94111-5800

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share
Amended and Restated 2008 Equity Incentive Plan	5,000,000	$7.08	$35,400,000	$4,594.92
Amended and Restated 1996 Employee Stock Purchase Plan	1,500,000	$7.08	$10,620,000	$1,378.48
TOTAL	6,500,000		$46,020,000	$5,973.40

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall cover any additional shares of Common Stock that become issuable under the Registrant’s Amended and Restated 2008 Equity Incentive Plan (the “EIP”) and Amended and Restated 1996 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Market on July 31, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 6,500,000 shares of the Registrant’s Common Stock, $0.001 par value, comprised of (i) 5,000,000 shares of the Registrant’s Common Stock to be issued pursuant to the EIP and (ii) 1,500,000 shares of the Registrant’s Common Stock to be issued pursuant to the ESPP. The shares of the Registrant’s Common Stock previously reserved for issuance under the EIP were registered on the Registrant’s Registration Statements on Form S-8 (File Nos. 333-232960, 333-219730, 333-206231, 333-192061, 333-183232, 333-177751 and 333-152680) filed with the Securities and Exchange Commission on August 1, 2019, August 4, 2017, August 7, 2015, November 1, 2013, August 10, 2012, November 4, 2011 and July 31, 2008, respectively. The shares of the Registrant’s Common Stock previously reserved for issuance under the ESPP were registered on the Registrant’s Registration Statements on Form S-8 (File Nos. 333-206231, 333-183232, 333-127541, 333-125043, 333-109170 and 333-27097), filed with the Securities and Exchange Commission on August 7, 2015, August 10, 2012, August 15, 2005, May 19, 2005, September 26, 2003 and May 14, 1997, respectively.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 21, 2020 (the “2019 Form 10-K”);

•	the information specifically incorporated by reference into the 2019 Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 24, 2020;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 filed with the Commission on May 5, 2020;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 filed with the Commission on August 4, 2020;

•	the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 30, 2020, March 2, 2020, May 28, 2020 and June 8, 2020; and

•

the description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on January 8, 1997, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 of the 2019 Form 10-K.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

As permitted by Delaware law, the Registrant’s amended and restated certificate of incorporation provides that no director will be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the duty of loyalty to the Registrant or the Registrant’s stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; and

•	for any transaction from which the director derived an improper personal benefit.

The Company’s amended and restated certificate of incorporation further provides that the Registrant must indemnify the Registrant’s directors to the fullest extent permitted by Delaware law. In addition, the Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify the Registrant’s directors and executive officers to the fullest extent not prohibited by Delaware law, subject to limited exceptions;

•	the Registrant may indemnify the Registrant’s other employees and agents as set forth in the Delaware General Corporation Law;

•

the Registrant is required to advance expenses to the Registrant’s directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Company has entered into indemnification agreements with each of the Registrant’s directors and executive officers that require the Registrant to indemnify these individuals against expenses, witness fees, damages, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual, pending or threatened, subject to certain limitations, to which any of these individuals may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Registrant or is or was serving or at any time serves at the request of the Registrant as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number

4.1(1)	Amended and Restated Certificate of Incorporation of Cerus Corporation.

4.2(1)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cerus Corporation.

4.3(4)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cerus Corporation.

4.4(2)	Amended and Restated Bylaws of Cerus Corporation.

4.5(3)	Specimen Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(5)	Amended and Restated 2008 Equity Incentive Plan.

99.2(5)	Amended and Restated 1996 Employee Stock Purchase Plan.

(1)	Incorporated by reference to the like-described exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-21937), filed with the Commission on November 8, 2012.
(2)	Incorporated by reference to the like-described exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-21937), filed with the Commission on June 19, 2008.
(3)	Incorporated by reference to the like-described exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-21937), filed with the Commission on November 6, 2009.
(4)	Incorporated by reference to the like-described exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-21937), filed with the Commission on August 8, 2014.
(5)	Incorporated by reference to the like-described exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-21937), filed with the Commission on August 4, 2020.

Item 9.	Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Concord, State of California, on this 4th day of August, 2020.

Cerus Corporation

By:	/s/ William M. Greenman
William M. Greenman President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William M. Greenman and Kevin D. Green, each acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William M. Greenman William M. Greenman	President, Chief Executive Officer and Director (Principal Executive Officer)	August 4, 2020

/s/ Kevin D. Green Kevin D. Green	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 4, 2020

/s/ Daniel N. Swisher, Jr. Daniel N. Swisher, Jr.	Chair of the Board of Directors	August 4, 2020

/s/ Timothy B. Anderson Timothy B. Anderson	Director	August 4, 2020

/s/ Eric H. Bjerkholt Eric H. Bjerkholt	Director	August 4, 2020

/s/ Timothy L. Moore Timothy L. Moore	Director	August 4, 2020

/s/ Jami Nachtsheim Jami Nachtsheim	Director	August 4, 2020

/s/ Gail Schulze Gail Schulze	Director	August 4, 2020

/s/ Frank Witney, Ph.D. Frank Witney, Ph.D.	Director	August 4, 2020